                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY










                       AGREEMENT AND PLAN OF RESTRUCTURING



                                      AMONG



                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,



                              ST ACQUISITION TRUST



                                       AND



                            STARWOOD HOTELS & RESORTS



                         DATED AS OF SEPTEMBER 16, 1998

                       AGREEMENT AND PLAN OF RESTRUCTURING

                                TABLE OF CONTENTS


SECTION                                                                    PAGE


ARTICLE I.....................................................................2
         THE MERGER...........................................................2
         Section 1.1       The Merger.........................................2
         Section 1.2       Effective Time.....................................2
         Section 1.3       Effects of the Merger..............................2
         Section 1.4       Charter and Bylaws; Trustees and Officers..........2
         Section 1.5       Conversion of Securities...........................3
         Section 1.6       Parent to Make Certificates Available;
                           Transfer Taxes.....................................3
         Section 1.7       Dividends..........................................4
         Section 1.8       Return of Exchange Fund............................5
         Section 1.9       No Further Ownership Rights in Trust Shares........5
         Section 1.10      Closing of Company Transfer Books..................5
         Section 1.11      Lost Certificates..................................5
         Section 1.12      Further Assurances.................................6
         Section 1.13      Closing............................................6

ARTICLE II....................................................................6
         REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................6
         Section 2.1       Organization, Standing and Power...................6
         Section 2.2       Capital Structure..................................7
         Section 2.3       Authority..........................................8
         Section 2.4       Consents and Approvals; No Violation...............9
         Section 2.5       SEC Documents and Other Reports...................10
         Section 2.6       Registration Statement and Joint Proxy
                           Statement.........................................11
         Section 2.7       Absence of Certain Changes or Events..............11
         Section 2.8       Permits and Compliance............................12
         Section 2.9       Tax Matters.......................................12
         Section 2.10      Actions and Proceedings...........................13
         Section 2.11      Compliance with Worker Safety and
                           Environmental Laws................................14
         Section 2.12      Intellectual Property.............................14
         Section 2.13      Required Vote of Parent Stockholders..............15
         Section 2.14      State Takeover Statutes...........................15

ARTICLE III..................................................................15
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................15
         Section 3.1       Organization, Standing and Power..................15
         Section 3.2       Capital Structure.................................16
         Section 3.3       Authority.........................................16
         Section 3.4       Consents and Approvals; No Violation..............17
         Section 3.5       SEC Documents and Other Reports...................18

                          AGREEMENT OF PLAN AND MERGER

                                TABLE OF CONTENTS


SECTION                                                                   PAGE

         Section 3.6       Registration Statement and Joint Proxy
                           Statement........................................18
         Section 3.7       Absence of Certain Changes or Events.............19
         Section 3.8       Permits and Compliance...........................19
         Section 3.9       Tax Matters......................................20
         Section 3.10      Actions and Proceedings..........................21
         Section 3.11      Compliance with Worker Safety and
                           Environmental Laws...............................21
         Section 3.12      Intellectual Property............................21
         Section 3.13      Required Vote of Company Shareholders............22
         Section 3.14      State Takeover Statutes..........................22

ARTICLE IV..................................................................22
         COVENANTS RELATING TO CONDUCT OF BUSINESS..........................22
         Section 4.1       Conduct of Business by the Company Pending
                           the Merger.......................................22
         Section 4.2       Conduct of Business by Parent Pending the
                           Merger...........................................22

ARTICLE V...................................................................23
         ADDITIONAL AGREEMENTS..............................................23
         Section 5.1       Stockholder Meetings.............................23
         Section 5.2       Preparation of the Registration Statement
                           and the Joint Proxy Statement....................23
         Section 5.3       Actions Prior to Closing.........................24
         Section 5.4       Compliance with the Securities Act...............24
         Section 5.5       Stock Exchange Listings..........................24
         Section 5.6       Stock Options....................................24
         Section 5.7       Reasonable Best Efforts..........................25
         Section 5.8       Public Announcements.............................25
         Section 5.9       Real Estate Transfer and Gains Tax...............25
         Section 5.10      State Takeover Laws..............................26
         Section 5.11      Indemnification..................................26
         Section 5.12      Notification of Certain Matters..................26
         Section 5.13      Employee Benefit Plans and Agreements............26

ARTICLE VI..................................................................27
         CONDITIONS PRECEDENT TO THE MERGER.................................27
         Section 6.1       Conditions to Each Party's Obligation to
                           Effect the Merger................................27
         Section 6.2       Conditions to Obligation of the Company to
                           Effect the Merger................................28
         Section 6.3       Conditions to Obligations of Parent and Sub
                           to Effect the Merger.............................28

                          AGREEMENT OF PLAN AND MERGER

                                TABLE OF CONTENTS


SECTION                                                                  PAGE

ARTICLE VII................................................................29
         TERMINATION, AMENDMENT AND WAIVER.................................29
         Section 7.1       Termination.....................................29
         Section 7.2       Effect of Termination...........................30
         Section 7.3       Amendment.......................................30
         Section 7.4       Waiver..........................................30

ARTICLE VIII...............................................................30
         GENERAL PROVISIONS................................................30
         Section 8.1       Non-Survival of Representations and
                           Warranties......................................30
         Section 8.2       Notices.........................................31
         Section 8.3       Interpretation..................................31
         Section 8.4       Counterparts....................................32
         Section 8.5       Entire Agreement; No Third-Party
                           Beneficiaries...................................32
         Section 8.6       Governing Law...................................32
         Section 8.7       Assignment......................................32
         Section 8.8       Severability....................................32
         Section 8.9       Enforcement of this Agreement...................32
         Section 8.10      Trust...........................................33

                       AGREEMENT AND PLAN OF RESTRUCTURING



                  AGREEMENT AND PLAN OF RESTRUCTURING dated as of September 16, 1998 (this "Agreement"), among Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Parent"), ST Acquisition Trust, a Maryland real estate investment trust and a wholly owned subsidiary of Parent ("Sub"), and Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Trusts").


                              W I T N E S S E T H:


                  WHEREAS the Board of Directors of Parent and the respective Boards of Trustees of Sub and of the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding common share of beneficial interest, par value $0.01 per share, of the Company ("Trust Shares") not owned directly or indirectly by Parent or the Company will be converted into Class B shares of beneficial interest, par value $.01 per share, in the Surviving Trust (as hereinafter defined), having substantially the terms specified in the Declaration of Trust of the Trust as it is proposed to be amended and restated at the Effective Time (as hereinafter defined) pursuant to
Section 1.4 hereof or as otherwise agreed to by the parties ("Class B Shares");

                  WHEREAS the Board of Directors of Parent and the Board of Trustees of the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders or shareholders, as the case may be; and

                  WHEREAS for federal income tax purposes, it is intended that the Merger shall qualify in part as a recapitalization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and in part as a contribution by the holders of Trust Shares to the capital of Parent in a transaction qualifying under Section 351(a) of the Code.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Maryland General Corporation Law, as amended (the "MGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate trust existence of Sub shall cease and the Company shall continue as the surviving trust (the "Surviving Trust") and shall succeed to and assume all the rights and obligations of Sub in accordance with the MGCL.

                  Section 1.2 Effective Time. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the MGCL, are filed with and accepted for record by the State Department of Assessments and Taxation of Maryland; provided, however, that, upon mutual consent of the Constituent Trusts, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed and accepted for record. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later time provided for by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing (as defined in Section 1.13).

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 8-501.1(n) of the MGCL and this Agreement.

                  Section 1.4 Charter and Bylaws; Trustees and Officers. (a) At the Effective Time, the Declaration of Trust of the Company shall be amended and restated in its entirety to read as set forth on Exhibit 1.4 hereto or as otherwise agreed to by the parties hereto, and such Declaration of Trust, as so amended and restated, shall be the Declaration of Trust of the Surviving Trust until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Trustees' Regulations of the Company, as in effect immediately prior to the Effective Time, shall be the Trustees' Regulations of the Surviving Trust until thereafter changed or amended as provided therein or by the Declaration of Trust of the Surviving Trust.

                  (b) The trustees of the Company at the Effective Time of the Merger shall be the trustees of the Surviving Trust until the next annual meeting of shareholders and until their respective successors are duly elected and qualified, as the case may be, subject to their earlier resignation or removal. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Trust until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Trusts:

                  (a) Each issued and outstanding common share of beneficial interest, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable Class A share of beneficial interest, par value $.01 per share, of the Surviving Trust ("Class A Shares").

                  (b) All Trust Shares that have been acquired by the Company or by any wholly owned Subsidiary (as defined in Section 2.1) of the Company and any Trust Shares owned by Parent or any wholly owned Subsidiary of Parent shall no longer be outstanding and shall automatically be cancelled and restored to the status of authorized and unissued shares of beneficial interest and no shares of beneficial interest of the Company or other consideration shall be delivered in exchange therefor.

                  (c) Each Trust Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)) shall be converted into one validly issued, fully paid and nonassessable Class B Share.

                  (d) Each Trust Share (other than shares to be cancelled in accordance with Section 1.5(b)), when converted as provided in Section 1.5(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate (as defined in Section 1.6(b)) theretofore evidencing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with Section 1.6, certificates evidencing the Class B Shares (as well as the shares of common stock, par value $0.01 per share ("Parent Common Stock"), of Parent associated therewith pursuant to the Pairing Agreement (as hereinafter defined) and Article VI, Section 6.14 of the Company's Declaration of Trust) into which such shares are converted pursuant to Section 1.5(c).

                  Section 1.6 Parent to Make Certificates Available; Transfer Taxes. (a) Parent shall authorize such person or persons as shall be acceptable to Parent and the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, the Surviving Trust and Parent shall deposit with the Exchange Agent, in trust for the holders of Trust Shares converted in the Merger and the shares of Parent Common Stock evidenced by the Certificates (as hereinafter defined), certificates evidencing the Class B Shares issuable pursuant to
Section 1.5(c) and the shares of Parent Common Stock evidenced by Certificates to be surrendered pursuant to this Article I (such Class B Shares being hereinafter referred to as the "Exchange Fund"). As soon as practicable after the Effective Time, the Exchange Agent shall deliver the Class B Shares contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund as contemplated hereby. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Trust Shares converted in the Merger and shares of Parent Common Stock (the "Certificates")
(A) a letter of transmittal in form reasonably acceptable to the Company and Parent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Certificates.

                  (b) Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole Class B Shares into which the Trust Shares evidenced by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I and that number of shares of Parent Common Stock evidenced by the surrendered Certificate, and any Certificate so surrendered shall forthwith be cancelled. Each Class B Share into which a Trust Share shall be converted shall be deemed to have been issued at the Effective Time. If any certificate evidencing Class B Shares and shares of Parent Common Stock or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Class B Shares and shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  Section 1.7 Dividends. Subject to the effect of applicable law, all dividends or other distributions that are declared on or after the Effective Time on Class B Shares, or are payable to the holders of record thereof on or after the Effective Time, will be paid, at the appropriate payment date or as promptly as practicable thereafter, (i) in the case of Class B Shares for which certificates have already been issued, to the holders of record of such Class B Shares as of the record date(s) established for such dividends or distributions, or (ii) in the case of Class B Shares for which certificates have not been issued, to the holder of record of the Certificate(s) evidencing the Trust Shares converted into such Class B Shares in the Merger. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  Section 1.8 Return of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former shareholders of the Company for six months after the Effective Time shall be delivered to Parent and any such former shareholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Class B Shares. Neither Parent nor the Surviving Trust shall be liable to any former holder of Trust Shares for any such Class B Shares that are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.9 No Further Ownership Rights in Trust Shares. All Class B Shares issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Trust Shares evidenced by such Certificates, subject, however, to the Surviving Trust's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Trust Shares and which remain unpaid at the Effective Time.

                  Section 1.10 Closing of Company Transfer Books. At the Effective Time, the transfer books for the Trust Shares shall be closed and no transfer of Trust Shares shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Trust, the Exchange Agent or Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

                  Section 1.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Trust, Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as the Surviving Trust, Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Class B Shares issuable pursuant to Section 1.5(c) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

                  Section 1.12 Further Assurances. If at any time after the Effective Time the Surviving Trust shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Trust its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Trusts or (b) otherwise to carry out the purposes of this Agreement, the Surviving Trust and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Trusts, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Trust, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Trust's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Trust and otherwise to carry out the purposes of this Agreement.

                  Section 1.13 Closing. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York, at 10:00 a.m., local time, on the later of (i) January 5, 1999 or (ii) the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation or a real estate investment trust, as the case may be, duly organized, validly existing and in good standing under the laws of Maryland and has the requisite power and authority to carry on its business as now being conducted. All of Sub's outstanding shares of beneficial interest are owned directly by Parent. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent.

                  For purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Parent or the Company, as the case may be, means such state of facts, event, change or effect which has had or would reasonably be expected to have, a materially adverse effect on the business, properties, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. For purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity, (ii) is the general partner, trustee or other entity performing similar functions or (iii) owns, directly or indirectly, stock or other equity interests representing more than 50% of the economic interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

                  Section 2.2 Capital Structure. At the date hereof, the authorized stock of Parent consists of (i) 1,000,000,000 shares of Parent Common Stock, (ii) 200,000,000 shares of preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), (iii) 50,000,000 shares of excess common stock, par value $0.01 per share ("Parent Excess Common Stock"), and (iv) 100,000,000 shares of excess preferred stock, par value $0.01 per share ("Parent Excess Preferred Stock"). At the close of business on August 15, 1998, 188,569,988 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock, Parent Excess Common Stock or Parent Excess Preferred Stock were outstanding. All the outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except as otherwise previously disclosed by Parent to the Company, and except for (a) stock options issued pursuant to the Incentive and Non-Qualified Shares Option Plan

(1986) of the Company, the Corporation Stock Non-Qualified Stock Option Plan
(1986) of the Company, the Stock Option Plan (1986) of Parent, the Trust Shares Option Plan (1986) of Parent, the 1995 Long-Term Incentive Plan of the Company and the 1995 Long-Term Incentive Plan of Parent (collectively, the "Starwood Stock Plans") covering not in excess of 19,529,390 shares of Parent Common Stock (collectively, the "Parent Stock Options"), (b) 11,899,314 shares of Parent Common Stock issuable upon the exchange of units ("SLT Units") in SLT Realty Limited Partnership (the "Realty Partnership") and units ("SLC Units") in SLC Operating Limited Partnership (the "Operating Partnership") and (c) 5,519,380 shares of Parent Common Stock issuable pursuant to the Forward Purchase Contract dated as of October 13, 1997 (the "Forward Purchase Contract") with an affiliate of Union Bank of Switzerland or certain similar forward purchase contracts, there are no options, warrants, calls, rights or agreements to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right or agreement. At the date hereof, the total number of shares of beneficial interest which Sub has authority to issue is 1,000, consisting of 1,000 Common Shares, $0.01 par value per share ("Sub Shares"). At the close of business on September 15, 1998, 100 Sub Shares were issued and outstanding. All the outstanding Sub Shares are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, there are no options, warrants, calls, rights or agreements to which Sub is a party or by which it is bound obligating Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest in Sub or obligating Sub to grant, extend or enter into any such option, warrant, call, right or agreement. All the Class B Shares issuable in exchange for Trust Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

                  Section 2.3 Authority. The Board of Directors of Parent and the Board of Trustees of Sub have duly approved and adopted this Agreement. The Board of Directors of Parent has declared advisable the amendment and restatement of the Pairing Agreement, dated as of June 25, 1980, as amended (the "Pairing Agreement"), between Parent and the Company to read in its entirety as set forth on Exhibit 2.3 hereto or as otherwise agreed to by the parties (the "Pairing Agreement Amendment and Restatement"). The Board of Directors of Parent has resolved to recommend the approval of the Pairing Agreement Amendment and Restatement by its stockholders. Each of Parent and Sub has all requisite power and authority to enter into this Agreement, and, subject to approval by the stockholders of Parent of the Pairing Agreement Amendment and Restatement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Sub, subject to approval by the stockholders of Parent of the Pairing Agreement Amendment and Restatement. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Pairing Agreement Amendment and Restatement has been duly authorized by Parent's Board of Directors.

                  Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.4 have been obtained and all filings and obligations described in this
Section 2.4 have been made, and except as otherwise previously disclosed by Parent to the Company, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, charges or other encumbrances of any nature whatsoever (each, a "Lien") upon any of the properties, assets or operations of Parent or any of its Subsidiaries under, any provision of (i) the charter or the Amended and Restated Bylaws of Parent, (ii) any provision of the comparable charter or organizational documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties, assets or operations other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing and acceptance for record of the Articles of Merger with and by the State Department of Assessments and Taxation of Maryland and appropriate documents with the relevant authorities of other states in which Parent, the Company or any of their respective Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement,
(iv) such filings as may be required in connection with the taxes described in
Section 5.9, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and The New York Stock Exchange, Inc. (the "NYSE"),
(vi) as may be required under foreign laws, (vii) filings with and approvals by any regulatory authority with jurisdiction over Parent's and/or its Subsidiaries' gaming operations required under any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of the Company, including the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County governmental authorities and the rules and regulations promulgated thereby, the Indiana Gaming Control Act and the rules and regulations promulgated thereunder, the Nova Scotia Gaming Control Act and the rules and regulations promulgated thereunder, and the Ontario-Gaming Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as Parent has previously disclosed to the Company and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 2.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC since January 1,

1998 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholder Meetings (as defined in Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and shareholders of the Company. The Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1997, (A) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Parent and (B) there have not been any events, changes or developments that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

                  Section 2.8 Permits and Compliance. Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent. For purposes of this Agreement, the term "Knowledge" when used with respect to Parent means the actual knowledge of the senior executive officers of Parent.

                  Section 2.9 Tax Matters. Except as otherwise previously disclosed by Parent to the Company, (i) Parent and each of its Subsidiaries have filed all material federal, state, local, foreign and provincial Tax Returns required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes (as defined below) are being timely and properly contested; (iii) Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent; (iv) neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes, except to the extent that any such waiver, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent;
(v) all federal income Tax Returns referred to in clause (i) for all years through 1994 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all material deficiencies asserted or material assessments made as a result of any examination of such Tax Returns referred to in clause (i) by any taxing authority have been paid in full or are being timely and properly contested. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the directors, officers or employees of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of their directors, officers or employees, as such, or any of its or their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of their officers, directors or employees, as such, or any of their properties, assets or business relating to the transactions contemplated by this Agreement.

                  Section 2.11 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Parent.

                  Section 2.12 Intellectual Property. Parent and its Subsidiaries own or have the right to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent.

                  Section 2.13 Required Vote of Parent Stockholders. The affirmative vote of a majority of the outstanding shares of Parent Common Stock is required to approve the Pairing Agreement Amendment and Restatement. No other vote of the stockholders of Parent is required by law, the NYSE, the charter or the Amended and Restated By-Laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                  Section 2.14 State Takeover Statutes. The Board of Directors of Parent has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of Parent) necessary to exempt Parent, its Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 3-601 through 3- 603 and Sections 3-701 through 3-709 of the MGCL or to satisfy the requirements thereof. To the Knowledge of Parent, no other state takeover statutes are applicable to the Merger, this Agreement and the transactions contemplated hereby.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite trust power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. As of the date hereof, the authorized beneficial interest of the Company consists of (i) 1,000,000,000 Trust Shares, (ii) 200,000,000 Excess Trust Shares, par value $0.01 per share ("Excess Trust Shares"), (iii) 100,000,000 Trust Preferred Shares, par value $0.01 per share ("Trust Preferred Shares"), and (iv) 50,000,000 Excess Preferred Shares, par value $0.01 per share ("Excess Trust Preferred Shares"). Pursuant to Exhibit A to Articles of Merger dated January 2, 1998, 30,000,000 shares of beneficial interest were classified and designated as Class A Exchangeable Preferred Shares, par value $0.01 per share ("Class A EPS"), and 15,000,000 shares of beneficial interest were classified and designated as Class B Exchangeable Preferred Shares, par value $0.01 per share ("Class B EPS"). At the close of business on August 15, 1998, (i) 188,569,988 Trust Shares were issued and outstanding, (ii) 4,901,261 shares of Class A EPS were issued and outstanding and (iii) 4,405,126 shares of Class B EPS were issued and outstanding and (iv) no excess Trust Shares or Excess Trust Preferred Shares were outstanding. All the outstanding Trust Shares, Class A EPS and Class B EPS are validly issued, fully paid and non-assessable and free of preemptive rights. As of the date of this Agreement, except as otherwise previously disclosed by the Company to Parent, and except for (a) this Agreement, (b) stock options issued pursuant to the Starwood Stock Plans covering not in excess of 19,529,390 Trust Shares (collectively, the "Company Stock Options"), (c) 16,800,575 Trust Shares issuable upon the exchange of SLT Units, SLC Units and Class A EPS, (d) 4,405,126 Class A EPS issuable upon the conversion of Class B EPS, (e) 783,050 Class B EPS issuable upon the exchange of SLT Units and SLC Units and (f) 5,519,380 Trust Shares issuable pursuant to the Forward Purchase Contract or certain similar forward purchase contracts, there are no options, warrants, calls, rights or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right or agreement.

                  Section 3.3 Authority. The Board of Trustees of the Company has duly approved and adopted this Agreement and has declared advisable this Agreement, the Merger and the Pairing Agreement Amendment and Restatement. The Board of Trustees of the Company has resolved to recommend the approval of this Agreement and the Pairing Agreement Amendment and Restatement by its shareholders. The Company has all requisite trust power and authority and, subject to approval by the shareholders of the Company of this Agreement and the Pairing Agreement Amendment and Restatement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Company, subject to approval by the shareholders of the Company of this Agreement and the Pairing Agreement Amendment and Restatement. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect hereof on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms. This Agreement and the Pairing Agreement Amendment and Restatement have been duly authorized by the Company's Board of Trustees.

                  Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this
Section 3.4 have been made, and except as otherwise disclosed by the Company to Parent, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties, assets or operations of the Company or any of its Subsidiaries under, any provision of (i) the Declaration of Trust or the Amended and Restated Trustees' Regulations of the Company, (ii) any provision of the comparable charter or organizational documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing and acceptance for record of the Articles of Merger with and by the State Department of Assessments and Taxation of Maryland and appropriate documents with the relevant authorities of other states in which Parent, the Company or any of their respective Subsidiaries is qualified to do business,
(iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.9, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals by any regulatory authority with jurisdiction over Parent's and/or its Subsidiaries' gaming operations required under any Gaming Law, (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as the Company has previously disclosed to Parent and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1998 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and shareholders of the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

         Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, since December 31, 1997, (A) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and (B) there have not been any events, changes or developments that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

         Section 3.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A),
(B) and (C), for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Knowledge" when used with respect to the Company means the actual knowledge of the senior executive officers of the Company.

         Section 3.9 Tax Matters. Except as otherwise previously disclosed by the Company to Parent, (i) the Company and each of its Subsidiaries have filed all material federal, state, local, foreign and provincial Tax Returns required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;
(ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes, except to the extent that any such waiver, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (v) all federal income Tax Returns referred to in clause (i) for all years through 1994 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all material deficiencies asserted or material assessments made as a result of any examination of such Tax Returns referred to in

Clause (i) by any taxing authority have been paid in full or are being timely and properly contested.

         Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the directors, officers or employees of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of their directors, officers or employees, as such, or any of their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their officers, directors or employees, as such, or any of their properties, assets or business relating to the transactions contemplated by this Agreement.

         Section 3.11 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

         Section 3.12 Intellectual Property. The Company and its Subsidiaries own or have the right to use all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights has not had, and would not reasonably be expected to have, a Material

Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

         Section 3.13 Required Vote of Company Shareholders. The affirmative vote of the holders of a majority of the outstanding Trust Shares, Class A EPS and Class B EPS (voting together as a single class) is required to adopt this Agreement and the Pairing Agreement Amendment and Restatement. No other vote of the shareholders of the Company is required by law, the NYSE, the Declaration of Trust or the Amended and Restated Trustees' Regulations of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

         Section 3.14 State Takeover Statutes. The Board of Trustees of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Trustees of the Company) necessary to exempt the Company, its Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 3-601 through 3-603 and Sections 3-701 through 3-709 of the MGCL or to satisfy the requirements thereof. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement and the transactions contemplated hereby.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1 Conduct of Business by the Company Pending the Merger. Except with the prior consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors and lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.

         Section 4.2 Conduct of Business by Parent Pending the Merger. Except with the prior consent of the Company, during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors and lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1 Stockholder Meetings. Parent and the Company each shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders or shareholders (respectively, the "Parent Stockholder Meeting" and the "Company Shareholder Meeting" and, collectively, the "Stockholder Meetings") for the purpose of considering the approval of this Agreement and the Merger (in the case of the Company) and the Pairing Agreement Amendment and Restatement (in the case of Parent and the Company). The Company and Parent will, through their respective Board of Trustees or Board of Directors, recommend to their respective shareholders or stockholders, as the case may be, approval of such matters and shall not withdraw such recommendation except as, and to the extent, required by their fiduciary obligations. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

         Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and the Company shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its respective stockholders or shareholders. The Company shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Class B Shares in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.6), and the Company shall furnish all information concerning the Company and the holders of Trust Shares as may be reasonably requested in connection with any such action.

         Section 5.3 Actions Prior to Closing. Prior to or after the Closing, Parent and Company shall use their reasonable best efforts to transfer a sufficient number of the leases relating to real property leased from the Company, the Realty Partnership or any of their respective Subsidiaries to Parent so as to avoid the termination of the Trust's status as a "real estate investment trust" under the Code, to amend and restate the limited partnership agreements of the Realty Partnership and the Operating Partnership in connection with the transactions contemplated hereby, and to recapitalize certain corporate Subsidiaries of which Parent holds 95% of the voting securities and the Company owns the remaining 5% of the voting securities; however, such actions shall not be a condition to the Closing.

         Section 5.4 Compliance with the Securities Act. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Company Shareholder Meeting, in the Company's reasonable judgment may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to enter into a written agreement in substantially the form of Exhibit 5.4 hereto prior to the Effective Time with each of such persons identified in the foregoing list.

         Section 5.5 Stock Exchange Listings. The Company and Parent shall use their reasonable best efforts to list on the NYSE, upon official notice of issuance, the Class B Shares to be issued in connection with the Merger, such Class B Shares to trade together as a unit with shares of Parent Common Stock.

         Section 5.6 Stock Options. As of the Effective Time, each stock option (a "Starwood Stock Option") that is outstanding immediately prior to the Effective Time pursuant to the Starwood Stock Plans shall become and represent an option to purchase (a "Substitute Option") the number of Class B Shares equal to the number of Trust Shares subject to such Starwood Stock Option immediately prior to the Effective Time and the number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock subject to such Starwood Stock Option immediately prior to the Effective Time. After the Effective Time, except as provided above in this Section 5.6, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Starwood Stock Option immediately prior to or at the Effective Time. Parent and the Company shall use all reasonable efforts to obtain any necessary consents of holders of Starwood Stock Options and take such other actions as may be necessary to effect this Section 5.6.

         Section 5.7 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, state takeover statutes and Gaming Laws), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

         Section 5.8 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 5.9 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Trust will pay any Federal, state, local, foreign or provincial tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

         Section 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Board of Directors and Board of Trustees shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

         Section 5.11 Indemnification. For six years from and after the Effective Time, Parent agrees to cause the Surviving Trust to, and shall guarantee the obligation of the Surviving Trust to, indemnify and hold harmless all past and present officers and trustees of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Declaration of Trust, Amended and Restated Trustees' Regulations or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time.

         Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any event, change or development that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.13 Employee Benefit Plans and Agreements. Parent agrees that it will cause the Surviving Trust to maintain for a period of twelve months immediately following the Effective Time, employee benefit plans, programs, agreements, policies and arrangements for employees of the Company and its Subsidiaries which in the aggregate are no less favorable than the employee benefit plans, programs, agreements, policies and arrangements of the Company and its Subsidiaries in effect on the Effective Time, and that it will cause the Surviving Trust to honor all employment agreements entered into by the Company prior to the date hereof; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Trust to amend or terminate any employee benefit plan, program, agreement, policy or arrangement or as requiring Parent or the Surviving Trust to offer to continue (other than as required by its terms) any written employment contract.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement, the Merger and the Pairing Agreement Amendment and Restatement shall have been duly approved by the requisite vote of shareholders of the Company in accordance with applicable law and the Declaration of Trust and Amended and Restated Trustees' Regulations of the Company and the Pairing Agreement (in the case of the Pairing Agreement Amendment and Restatement), and the Pairing Agreement Amendment and Restatement shall have been approved by the requisite vote of the stockholders of Parent in accordance with the terms of the Pairing Agreement, applicable law and the charter and Amended and Restated By-Laws of Parent.

         (b) Stock Exchange Listings. The Class B Shares issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (ii) All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity, which the failure to obtain, make or occur would reasonably be expected to have a Material Adverse Effect on Parent or the Company (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

         (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

         (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

         Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional condition that each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by its Chief Executive Officer and its Chief Financial Officer to such effect.

         Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional condition that the Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company or the stockholders of Parent:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in this Agreement, which breach has not been cured within 20 business days following receipt by the breaching party of notice of such breach from the non-breaching party;

         (c) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on June 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto or any of their respective Subsidiaries shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order or taken any other action permanently enjoining, restraining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement and such law, rule, regulation, executive order, decree, injunction or other order or other action shall have become final and nonappealable;

         (d) by Parent or the Company if the shareholders of the Company do not approve this Agreement, the Merger or the Pairing Agreement Amendment and Restatement at the Company Shareholder Meeting or at any adjournment or postponement thereof; or

         (e) by Parent or the Company if the stockholders of Parent do not approve the Pairing Agreement Amendment and Restatement at the Parent Stockholder Meeting or at any adjournment or postponement thereof.

         Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers, directors or trustees; provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

         Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their Board of Directors or Board of Trustees, as the case may be, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders or shareholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

         Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

         Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) or delivered by hand to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                                    Starwood Hotels & Resorts Worldwide, Inc.
                                    777 Westchester Avenue
                                    White Plains, New York 10604
                                    Attention:  Richard D. Nanula
                                    Facsimile No.:  (914) 640-8310

                           with a copy to:

                                    Sidley & Austin
                                    555 W. Fifth St.
                                    40th Floor
                                    Los Angles, California 90013
                                    Attention: Sherwin L. Samuels, Esq.
                                    Facsimile No.: (213) 896-6600

                  (b)      if to the Company, to

                                    Starwood Hotels & Resorts
                                    777 Westchester Avenue
                                    White Plains, New York 10604
                                    Attention:  Barry S. Sternlicht
                                    Facsimile No.:  (914) 640-8310

                           with a copy to:

                                    Sidley & Austin
                                    555 W. Fifth St.
                                    40th Floor
                                    Los Angeles, California 90013
                                    Attention: Sherwin L. Samuels, Esq.
                                    Facsimile No.: (213) 896-6600

         Section 8.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except for the provisions of Sections 5.6 and 5.11, and injunctive relief in respect of Section 5.9, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 8.6 Governing Law. Except to the extent that the laws of the State of Maryland are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

         Section 8.10 Trust. The name "Starwood Hotels & Resorts" is the designation of the Company and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969 as amended and restated, and all persons dealing with the Company must look solely to the Company's property for the enforcement of any claims against the Company, as the Trustees, officers, agents and security holders of the Company assume no personal obligations of the Company, and their respective properties shall not be subject to claims of any person relating to such obligation.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                                    By:     /s/ Richard D. Nanula
                                            ------------------------
                                            Name: Richard D. Nanula
                                            Title: President and Chief
                                                   Executive Officer










                                    ST ACQUISITION TRUST

                                    By:     /s/ Barry S. Sternlicht
                                            ------------------------
                                            Name: Barry S. Sternlicht
                                            Title: President







                                    STARWOOD HOTELS & RESORTS


                                    By:     /s/ Barry S. Sternlicht
                                            ------------------------
                                            Name: Barry S. Sternlicht
                                            Title: Chairman and Chief
                                                   Executive Officer